CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333‐227210, No. 333‐120866, No. 333‐120867, No. 333‐139539, No. 333‐139543 and No. 333‐188951 of Neenah, Inc. on Form S‐8 of our report dated July 12, 2024, with respect to the financial statements and schedule of the Neenah 401(k) Retirement Plan included in this Annual Report (Form 11‐K) for the year ended December 31, 2023.

/s/ Warren Averett, LLC

Atlanta, Georgia
July 12, 2024